Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE
This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 28, 2020, among DKL Pipeline, LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), a Subsidiary of Delek Logistics Partners, LP, a Delaware limited partnership (the “Company”), the Company, Delek Logistics Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Original Indenture” and, as amended or supplemented to date, the “Indenture”), dated as of May 23, 2017, as supplemented by a First Supplemental Indenture, dated as of March 22, 2018, providing for the issuance of the Issuers’ 6.750% Senior Notes due 2025 (the “Notes”);
WHEREAS, Section 4.16 of the Original Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby unconditionally guarantees, jointly and severally with all existing Guarantors (if any), on the terms and subject to the conditions set forth in Article 10 of the Original Indenture, to provide a Subsidiary Guarantee, and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
4.    NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for

any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: February 28, 2020
DKL PIPELINE, LLC

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
    Title: Executive Vice President and Chief
Financial Officer

By: /s/ Regina B. Jones
Name: Regina B. Jones
    Title: Executive Vice President, General
Counsel and Corporate Secretary

DELEK LOGISTICS PARTNERS, LP

By: Delek Logistics GP, LLC,
its General Partner

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
    Title: Executive Vice President and Chief
Financial Officer

By: /s/ Regina B. Jones
Name: Regina B. Jones
    Title: Executive Vice President, General
Counsel and Corporate Secretary

DELEK LOGISTICS FINANCE CORP.

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
    Title: Executive Vice President and Chief
Financial Officer

By: /s/ Regina B. Jones
Name: Regina B. Jones
    Title: Executive Vice President, General
Counsel and Corporate Secretary

[Signature Page to Second Supplemental Indenture]

GUARANTORS:

DELEK MARKETING & SUPPLY, LP
By: Delek Marketing GP, LLC, its General Partner
DELEK LOGISTICS OPERATING, LLC
DELEK MARKETING GP, LLC
DELEK CRUDE LOGISTICS, LLC
DELEK MARKETING-BIG SANDY, LLC
PALINE PIPELINE COMPANY, LLC
MAGNOLIA PIPELINE COMPANY, LLC
SALA GATHERING SYSTEMS, LLC
EL DORADO PIPELINE COMPANY, LLC
DKL TRANSPORTATION, LLC
DKL CADDO, LLC
DKL RIO, LLC
DKL BIG SPRING, LLC

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
    Title: Executive Vice President and Chief
Financial Officer

By: /s/ Regina B. Jones
Name: Regina B. Jones
    Title: Executive Vice President, General
Counsel and Corporate Secretary

[Signature Page to Second Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Wally Jones
Authorized Signatory

[Signature Page to Second Supplemental Indenture]